EXHIBIT 10(g)

ASSIGNMENT OF LEASES AND RENTS

from

ABX AIR, INC.,

WILMINGTON AIR PARK, INC.

and

AVIATION FUEL INC.

to

WACHOVIA BANK, N.A., as Collateral Agent

June 29, 2001

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (as the same may from time to time be amended, restated or otherwise modified, this "Assignment") is made as of the 29th day of June, 2001, by ABX AIR, INC., a corporation organized under the laws of Delaware ("ABX"), having its principal place of business at 145 Hunter Drive, Wilmington, Ohio 45177, WILMINGTON AIR PARK, INC., a corporation organized under the laws of Ohio ("Air Park"), having its principal place of business at 145 Hunter Drive, Wilmington, Ohio 45177, AVIATION FUEL INC., a corporation organized under the laws of Ohio ("Aviation Fuel"), having its principal place of business at 145 Hunter Drive, Wilmington, Ohio 45177 (individually, an "Assignor," and, collectively, "Assignors"), in favor of WACHOVIA BANK, N.A., a national banking association, as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below):

PRELIMINARY STATEMENTS:

(1) Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

(2) This Assignment is one of the "Collateral Documents" described in, and is made pursuant to, that certain Amended and Restated Credit Agreement dated as of the Closing Date, by and among Airborne Express, Inc., a Delaware corporation ("Express") and formerly known as Airborne Freight Corporation, a Delaware corporation ("AFC"), ABX (ABX and Express, each, a "Borrower" and together, jointly and severally, the "Borrowers"), Airborne, Inc., a Delaware corporation, as the "Parent," the financial institutions named as lenders therein (together with their respective successors and assigns, the "Lenders" and, each individually, a "Lender"), and Wachovia Bank, N.A., a national banking association ("Wachovia"), as the Administrative Agent for the Lenders under the agreement and in its capacity as collateral agent, which agreement amends and restates that certain Credit Agreement dated as of July 27, 2000, by and among AFC, the Lenders, and Wachovia as Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated as of April 20, 2001, by and among Airborne, Inc., a Delaware corporation ("Airborne"), the Lenders, and Wachovia as Administrative Agent, as further amended by that certain Second Amendment to Credit Agreement dated as of May 31, 2001, by and among Airborne, the Lenders, and Wachovia as Administrative Agent (collectively, together with any and all concurrent or subsequent exhibits, schedules, extensions, supplements, amendments or modifications thereto, the "Credit Agreement". Pursuant to a Joinder Agreement dated as of December 26, 2000, Airborne assumed AFC's obligations as "Borrower" under the Credit Agreement, and AFC was released from its obligations as "Borrower" under the Credit Agreement.

(3) The Credit Agreement provides for, among other things, loans or advances, the issuance of letters of credit, and other extensions of credit to or for the benefit of the Borrowers of up to $275,000,000, with such loans or advances being evidenced by promissory notes (the "Facility Notes").

(4) AFC entered into an Indenture dated as of December 15, 1992, as supplemented by that certain First Supplemental Indenture dated as of September 15, 1995, relating to Express' 7.35% Notes due 2005, as further supplemented by that certain Second Supplemental Indenture Relating to AFC's 8-7/8% Notes Due 2002 dated February 12, 1997, and as further supplemented by that certain Third Supplemental Indenture dated as of the Closing Date (herein, as amended or otherwise modified, restated, supplemented or replaced from time to time, the "Indenture"), pursuant to which Express, formerly known as AFC, (i) may issue and sell its debentures, notes, or other evidences of indebtedness and (ii) has, prior to the date hereof, issued and sold to certain purchasers (the "Noteholders," such term to include their successors and assigns) (A) $100,000,000 aggregate original principal amount of its "7.35% Notes Due 2005," (the "1995 Notes") and (B) $100,000,000 aggregate original principal amount of its "8-7/8% Notes Due December 15, 2002" (the "1992 Notes," and together with the 1995 Notes, the "Indenture Debt," such term to include all debentures, notes, or other evidences of indebtedness issued pursuant to the Indenture in addition to, issued in exchange for, or issued in replacement of any Indenture Debt existing on the date hereof). Express, in its capacity as issuer of the Indenture Debt, together with its successors and assigns, shall be referred to herein as the "Indenture Debt Issuer."

(5) Subject to certain exceptions which are not applicable hereto, Section 1008 of the Indenture prohibits any Assignor from creating any security interests in certain of the Assignors' property unless the Indenture Debt is equally and ratably secured by such security interest.

(6) This Assignment is made in favor of the Collateral Agent for the benefit of the Lenders and the Noteholders (collectively the "Secured Creditors") to equally and ratably secure the Secured Obligations (as defined herein).

(7) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Assignors shall have executed and delivered to the Collateral Agent this Assignment.

(8) The Assignors desire to execute this Assignment to satisfy the conditions described in the preceding paragraphs (5) and (7).

ARTICLE 1 - ASSIGNMENT

Section 1.1              PROPERTY ASSIGNED. Assignors hereby absolutely and unconditionally assign and grant to Collateral Agent, for the benefit of the Secured Creditors, the following property, rights, interests and estates, now owned or hereafter acquired by Assignors:

(a)                Leases. All existing and future leases affecting the use, enjoyment, or occupancy of all or any part of that certain real property situated in the County of Clinton, State of Ohio, and more particularly described in Exhibit A attached hereto and made a part hereof (the "Land") (the Land, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon collectively referred to as the "Property") and the right, title and interest of Assignors, their successors and assigns, therein and thereunder.

(b)               Other Leases and Agreements. All other leases, subleases and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Property or any portion thereof now or hereafter made, whether made before or after the filing by or against Assignors of any petition for relief under 11 U.S.C. Sec. 101 et seq., as the same may be amended from time to time (the "Bankruptcy Code"), together with any extension, renewal or replacement of the same, this Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment. The leases described in Subsection 1.1(a) and the leases and other agreements described in this Subsection 1.1(b), together with all other present and future leases and present and future agreements and any extension or renewal of the same are collectively referred to as the "Leases."

(c)                Rents. All rents, additional rents, revenues, income, issues and profits arising from the Leases and renewals and replacements thereof and any cash or security deposited in connection therewith and together with all rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the use, enjoyment and occupancy of the Property, whether paid or accruing before or after the filing by or against Assignors of any petition for relief under the Bankruptcy Code (collectively, the "Rents").

(d)               Bankruptcy Claims. All of Assignors' claims and rights (the "Bankruptcy Claims") to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

(e)                Lease Guaranties. All of Assignors' right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support given by any guarantor in connection with any of the Leases (individually, a "Lease Guarantor," collectively, the "Lease Guarantors") to Assignors (individually, a "Lease Guaranty," collectively, the "Lease Guaranties").

(f)                 Proceeds. All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.

(g)                 Other. All rights, powers, privileges, options and other benefits of Assignors as lessors under the Leases and beneficiary under the Lease Guaranties, including without limitation the immediate and continuing right to make claim for, receive, collect and receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and the right to apply the same to the payment of the Secured Obligations as provided in Section 5.4 of the Credit Agreement), and to do all other things which Assignors or any lessor are or may become entitled to do under the Leases or the Lease Guaranties.

(h)                 Entry. The right, at Collateral Agent's option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

(i)                   Power of Attorney. Assignors' irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment and any or all other actions designated by Collateral Agent for the proper management and preservation of the Property.

(j)                  Other Rights and Agreements. Any and all other rights of Assignors in and to the items set forth in subsections (a) through (i) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

Section 1.2               SECURED OBLIGATIONS. This Assignment is given to secure the following (the "Secured Obligations"):

(a)                 the Borrowers' full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise), and the due performance, of all Facility Obligations; and

(b)                the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all principal of, and interest on, the Indenture Debt, and the due performance of all other obligations of any Assignor arising under or in connection with the Indenture Documents; and

(c)                 all obligations and liabilities of any Assignor under this Assignment, any Subsidiary Guaranty, Parent Guaranty, or any other Loan Document to which any Assignor is a party; and

(d)                all obligations and liabilities of any Assignor under the Indenture Documents to which it is a party; and

(e)                 all other obligations and liabilities owing by any Assignor to any of the Administrative Agent, the Collateral Agent, the Trustee, any Lender, or any Noteholder under this Assignment, the Credit Agreement or any other Loan Document, or the Indenture Documents (including, without limitation, indemnities, fees and other amounts payable thereunder); and

(f)                  the full and prompt payment when due of any and all Collateral Agent Expenses;

(g)                 in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, this Assignment, the Credit Agreement or any other Loan Document, or the Indenture Documents, including any such interest or other amounts which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due. It is acknowledged and agreed that the term "Secured Obligations" shall include, without limitation, extensions of credit and issuances of securities of the types described above, whether outstanding on the date of this Assignment or extended or purchased from time to time after the date of this Assignment.

Section 1.3               TERMINATION OF ASSIGNMENT. Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction or discharge of that certain Open-End Mortgage, Assignment of Rents and Fixture Filing of even date herewith granted by Assignors, as mortgagors, to Collateral Agent (the "Mortgage") duly executed by Collateral Agent, this Assignment shall become null and void and shall be of no further force and effect.

ARTICLE 2 - TERMS OF ASSIGNMENT

Section 2.1               PRESENT ASSIGNMENT AND LICENSE BACK. It is intended by Assignors that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1, Collateral Agent grants to Assignors a revocable license to collect and receive the Rents and other sums due under the Lease Guaranties. Assignors shall hold the Rents and all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Secured Obligations, in trust for the benefit of Collateral Agent for use in the payment of such sums.

Section 2.2               NOTICE TO LESSEES.

(a)                 Assignors hereby authorize and direct the lessees named in the Leases or any other or future lessees or occupants of the Property and all Lease Guarantors, upon receipt from Collateral Agent of written request therefor, to pay directly to Collateral Agent or to such other party as Collateral Agent directs all Rents and all sums thereafter becoming due and payable under any Lease or Lease Guaranty upon receipt from Collateral Agent of written request therefor, and to continue to do so until otherwise notified by Collateral Agent, and Assignors agree, promptly upon written demand from Collateral Agent at any time, to confirm such authorization and direction in a separate writing addressed to each such lessee and Lease Guarantor. Collateral Agent agrees, however, not to exercise its right to request any lessee or Lease Guarantor to make such payments directly to Collateral Agent unless the license given by Collateral Agent to Assignors in Section 2.1 above has been revoked in accordance with the terms of this Assignment.

(b)                Any lessees or occupants of any part of the Property are hereby authorized to recognize the claims of Collateral Agent hereunder without investigating the reason for any action taken by Collateral Agent, or the validity or the amount of the Secured Obligations owing to Collateral Agent, or the existence of any Default, or the application to be made by Collateral Agent of any amounts to be paid to Collateral Agent. The sole signature of Collateral Agent shall be sufficient for the exercise of any rights under this Assignment and the sole receipt of Collateral Agent for any sums received shall be a full discharge and release therefor to any such lessee or occupant of the Property. Checks for all or any part of the rentals collected under this Assignment shall be drawn to the exclusive order of Collateral Agent.

Section 2.3               INCORPORATION BY REFERENCE. All representations, warranties, covenants, conditions and agreements contained in the Credit Agreement and Mortgage, as same may be modified, renewed, substituted or extended, are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

ARTICLE 3 - REMEDIES

Section 3.1               REMEDIES OF COLLATERAL AGENT. Upon or at any time after the occurrence of an Event of Default (as defined in the Credit Agreement) (herein, a "Default"), the license granted to Assignors in Section 2.1 of this Assignment shall automatically be revoked, and Collateral Agent shall immediately be entitled to possession of all Rents and sums due under any Lease Guaranties, whether or not Collateral Agent enters upon or takes control of the Property. In addition, at any time during the continuance of a Default, Collateral Agent may, at its option, without waiving such Default, without notice and without regard to the adequacy of the security for the Secured Obligations, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Assignors and their agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Assignors and their agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and have, hold, manage, lease and operate the Property on such terms and for such period of time as Collateral Agent may deem proper and either with or without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents and sums due under all Lease Guaranties, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Collateral Agent and may apply the Rents and sums received pursuant to any Lease Guaranties to the payment of the following in such order and proportion as Collateral Agent in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (a) all expenses of managing and securing the Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Collateral Agent may deem necessary or desirable and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Collateral Agent may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and (b) the Secured Obligations, together with all costs and reasonable attorneys' fees, in the order of priority set forth in Section 5.4 of the Security Agreement. In addition, during the continuance of a Default, Collateral Agent, at its option, may (1) complete any construction on the Property in such manner and form as Collateral Agent deems advisable, (2) exercise all rights and powers of Assignors, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, (3) either require Assignors to pay monthly in advance to Collateral Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in possession of Assignors, or (4) require Assignors to vacate and surrender possession of the Property to Collateral Agent or to such receiver and, in default thereof, Assignors may be evicted by summary proceedings or otherwise.

Section 3.2               OTHER REMEDIES. Nothing contained in this Assignment and no act done or omitted by Collateral Agent pursuant to the power and rights granted to Collateral Agent hereunder shall be deemed to be a waiver by Collateral Agent of its rights and remedies under the Credit Agreement, the Mortgage, or any other Collateral Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Collateral Agent under the terms thereof. The right of Collateral Agent to collect the Secured Obligations and to enforce any other security therefor held by it may be exercised by Collateral Agent either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Assignor hereby absolutely, unconditionally and irrevocably waive any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligations of Assignors under this Assignment, the Credit Agreement, the Mortgage, the other Collateral Documents or otherwise with respect to the Secured Obligations secured hereby in any action or proceeding brought by Collateral Agent to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Credit Agreement, the Mortgage, or any of the other Collateral Documents (provided, however, that the foregoing shall not be deemed a waiver of Assignors' right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Assignors' right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Collateral Agent in any separate action or proceeding).

Section 3.3               OTHER SECURITY. Collateral Agent may take or release other security for the payment of the Secured Obligations, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Secured Obligations without prejudice to any of its rights under this Assignment.

Section 3.4               NON-WAIVER. The exercise by Collateral Agent of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and sums due under the Lease Guaranties and the application thereof as herein provided shall not be considered a waiver of any default by Assignors under the Credit Agreement, the Mortgage, the Leases, this Assignment or the other Collateral Documents. The failure of Collateral Agent to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Assignors shall not be relieved of Assignors' obligations hereunder by reason of (a) the failure of Collateral Agent to comply with any request of Assignors or any other party to take any action to enforce any of the provisions hereof or of the Mortgage, the Credit Agreement or the other Collateral Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Collateral Agent extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Credit Agreement, the Mortgage or the other Collateral Documents. Collateral Agent may take any action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Collateral Agent thereafter to enforce its rights under this Assignment. The rights of Collateral Agent under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Collateral Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 3.5               BANKRUPTCY.

(a)                 During the continuance of a Default, Collateral Agent shall have the right to proceed in its own name or in the name of Assignors in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Assignors, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)                If there shall be filed by or against any Assignor a petition under the Bankruptcy Code, and such Assignor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then such Assignor shall give Collateral Agent not less than ten (10) days' prior notice of the date on which such Assignor shall apply to the bankruptcy court for authority to reject the Lease. Collateral Agent shall have the right, but not the obligation, to serve upon such Assignor within such ten (10) day period a notice stating that (i) Collateral Agent demands that such Assignor assume and assign the Lease to Collateral Agent pursuant to Section 365 of the Bankruptcy Code and (ii) Collateral Agent covenants to cure or provide adequate assurance of future performance under the Lease. If Collateral Agent serves upon any Assignor the notice described in the preceding sentence, Assignor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Collateral Agent of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE 4 - NO LIABILITY, FURTHER ASSURANCES

Section 4.1               NO LIABILITY OF COLLATERAL AGENT. This Assignment shall not be construed to bind Collateral Agent to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Collateral Agent. Collateral Agent shall not be liable for any loss sustained by Assignors resulting from Collateral Agent's failure to let the Property after a Default or from any other act or omission of Collateral Agent in managing the Property after a Default unless such loss is caused by the willful misconduct and bad faith of Collateral Agent. Collateral Agent shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Assignors shall, and hereby agrees to, indemnify Collateral Agent for, and hold Collateral Agent harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Collateral Agent by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties. Should Collateral Agent incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured by this Assignment and by the Mortgage and the other Collateral Documents and Assignors shall reimburse Collateral Agent therefor immediately upon demand and upon the failure of Assignors so to do Collateral Agent may, at its option, declare all sums secured by this Assignment and by the Mortgage and the Collateral Documents immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Collateral Agent, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Collateral Agent responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property, including without limitation the presence of any Hazardous Substances (as defined in the Mortgage), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

Section 4.2               NO MORTGAGEE IN POSSESSION. Nothing herein contained shall be construed as constituting Collateral Agent a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Collateral Agent. In the exercise of the powers herein granted Collateral Agent, no liability shall be asserted or enforced against Collateral Agent, all such liability being expressly waived and released by Assignors.

Section 4.3               FURTHER ASSURANCES. Assignors will, at the cost of Assignors, and without expense to Collateral Agent, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Collateral Agent shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Collateral Agent the property and rights hereby assigned or intended now or hereafter so to be, or which Assignors may be or may hereafter become bound to convey or assign to Collateral Agent, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Collateral Agent to execute in the name of Assignors to the extent Collateral Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable Mortgages, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5 - MISCELLANEOUS PROVISIONS

Section 5.1               NO ORAL CHANGE. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignors or Collateral Agent, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 5.2               CERTAIN DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word "Assignors" shall mean "each Assignors and any subsequent owner or owners of the Property or any part thereof or interest therein," the word "Collateral Agent" shall mean "Collateral Agent and its successors and assigns," the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Collateral Agent in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.3               AUTHORITY. Assignors represent and warrant that they have full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Assignors or the Property.

Section 5.4               INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

Section 5.5               DUPLICATE ORIGINALS; COUNTERPARTS. This Assignment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 5.6               GOVERNING LAW. This Assignment shall be governed, construed, applied and enforced in accordance with the laws of the State of Ohio.

Section 5.7               NOTICES. Any notice given with respect to this Assignment may be personally served or given in writing by depositing such notice in the United States mail, first class postage prepaid, or by telex or telegram, charges prepaid, addressed to any Assignor at the address and telecopy number set forth below, or at such other address and telecopy number as such Assignor may from time to time designate in writing to the Collateral Agent, and, to the Collateral Agent at the address and telecopy number for notices set forth in the Credit Agreement, or at such other address and telecopy number as the Collateral Agent may designate by written notice to the Parent or either of the Borrowers.

P.O. Box 662

Seattle, Washington 98111

Attention: Chief Financial Officer and General Counsel

CFO Telecopier number: (206) 281-1444

Confirmation number: (206) 281-1003

GC Telecopier number: (206) 281-1444

Confirmation number: (206) 281-1005

Section 5.8               WAIVER OF TRIAL BY JURY. ASSIGNORS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE SECURED OBLIGATIONS, THIS ASSIGNMENT, THE CREDIT AGREEMENT, THE MORTGAGE OR THE OTHER COLLATERAL DOCUMENTS OR ANY ACTS OR OMISSIONS OF COLLATERAL AGENT, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

Section 5.9               LIABILITY. The obligations and liabilities of Assignors hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Assignors and Collateral Agent and their respective successors and assigns forever.

Section 5.10           HEADINGS, ETC. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.11           NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.12           SOLE DISCRETION OF COLLATERAL AGENT. Wherever pursuant to this Assignment (a) Collateral Agent exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Collateral Agent, or (c) any other decision or determination is to be made by Collateral Agent, the decision of Collateral Agent to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Collateral Agent, shall be in the sole discretion of Collateral Agent, except as may be otherwise expressly and specifically provided herein.

Section 5.13           COSTS AND EXPENSES OF ASSIGNORS. Wherever pursuant to this Assignment it is provided that Assignors pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees, expert fees, and disbursements of Collateral Agent, whether with respect to retained firms, the reimbursement of the expenses for in-house staff or otherwise, whether incurred prior to trial, at trial, or on appeal.

THIS ASSIGNMENT, together with the covenants and warranties therein contained, shall inure to the benefit of Collateral Agent and its successors and assigns and shall be binding upon Assignors, their successors and assigns and any subsequent owner of the Property.

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IN WITNESS WHEREOF, Assignors have executed this Assignment as of the day and year first above written.

In the presence of: /s/ W. Joseph Payne Print Name: W. Joseph Payne /s/ Patricia A. Wallace Print Name: Patricia A. Wallace	ABX AIR, INC., a corporation organized under the laws of Delaware By: /s/ Joseph C. Hete Name: Joseph C. Hete Title: President and COO
In the presence of: /s/ W. Joseph Payne Print Name: W. Joseph Payne /s/ Patricia A. Wallace Print Name: Patricia A. Wallace	WILMINGTON AIR PARK, INC., a corporation organized under the laws of Ohio By: /s/ Joseph C. Hete Name: Joseph C. Hete Title: President
In the presence of: /s/ W. Joseph Payne Print Name: W. Joseph Payne /s/ Patricia A. Wallace Print Name: Patricia A. Wallace	AVIATION FUEL INC., a corporation organized under the laws of Ohio By: /s/ R.R. Hanke Name: R. R. Hanke Title: President

STATE OF OHIO )

) SS.

COUNTY OF CLINTON )

Before me, a Notary Public in and for said County and State, personally appeared the above-named ABX Air, Inc., a corporation organized under the laws of Delaware by __Joseph C. Hete________________, its ___President and COO___, who acknowledged that s/he did sign the foregoing instrument for and on behalf of ABX Air, Inc., and that the same is the free act and deed of ABX Air, Inc. and his/her free act and deed individually and as such __President and COO_______________________.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __Wilmington_______, this __29___ day of June, 2001.

/s/ Patricia A. Wallace______________________

Notary Public

STATE OF OHIO )

) SS.

COUNTY OF CLINTON )

Before me, a Notary Public in and for said County and State, personally appeared the above-named Wilmington Air Park, Inc., a corporation organized under the laws of Ohio by __Joseph C. Hete________________, its ___President and COO___, who acknowledged that s/he did sign the foregoing instrument for and on behalf of Wilmington Air Park, Inc., and that the same is the free act and deed of Wilmington Air Park, Inc. and his/her free act and deed individually and as such __President and COO_______________________.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __Wilmington_______, this __29___ day of June, 2001.

/s/ Patricia A. Wallace______________________

Notary Public

STATE OF OHIO )

) SS.

COUNTY OF CLINTON )

Before me, a Notary Public in and for said County and State, personally appeared the above-named Aviation Fuel Inc., a corporation organized under the laws of Ohio by __Robert R. Hanke__________, its __President_______________, who acknowledged that s/he did sign the foregoing instrument for and on behalf of Aviation Fuel Inc., and that the same is the free act and deed of Aviation Fuel Inc. and his/her free act and deed individually and as such ____President_____________.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __Wilmington_______, this __29___ day of June, 2001.

/s/ Patricia A. Wallace______________________

Notary Public

This instrument prepared by:

Richard L. Reppert, Esq.

Jones, Day, Reavis & Pogue

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114-1190

EXHIBIT A

Legal Description